BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

2004 Annual Report on Form 10-K

EXHIBIT 10.6(b)

FORM OF RESTRICTED STOCK AWARD AGREEMENT

UNDER PREMIUM OPTION AND RESTRICTED STOCK PROGRAM

Effective July 1, 2004

BRIGGS & STRATTON CORPORATION

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT, dated as of this [Date] is made by BRIGGS & STRATTON CORPORATION (the “Company”) to [Name] (the “Employee”).

WHEREAS, the Company believes it to be in the best interests of the Company and its shareholders to provide an incentive for certain of its key employees to work for and manage the affairs of the Company in such a way that its shares become more valuable; and

WHEREAS, the Employee is employed by the Company as a key employee.

NOW, THEREFORE, in consideration of the premises, the Company hereby grants this Restricted Stock Award to the Employee on the terms, conditions and restrictions hereinafter set forth.

1. AWARD. The Company hereby grants to the Employee a restricted stock award on the date hereof (the “Award Date”), covering [Number] shares of the common stock of the Company, par value $0.01 per share (the “Restricted Stock”).

2. RESTRICTION. The Restricted Stock shall be forfeitable as described below until the shares become vested upon the first to occur, if any, of the following events:

(a) The termination of the Employee’s employment with the Company or a subsidiary by reason of disability or death. For these purposes, “disability” shall mean separation from the service of the Company or such subsidiary because of such illness or injury as renders the Employee unable to perform the material duties of the Employee’s job.

(b) Five (5) years from the Award Date.

(c) A change in control of the Company. For these purposes, a “change in control” is defined as set forth on Schedule A attached hereto.

The period of time during which the shares covered by this Restricted Stock Award are forfeitable is referred to as the “Restricted Period.” If the Employee’s employment with the Company or one of its subsidiaries terminates during the Restricted Period for any reason other than retirement, early retirement, disability or death, the Restricted Stock shall be forfeited to the Company on the date of such termination, without any further obligations of the Company to the Employee and all rights of the Employee with respect to the Restricted Stock shall terminate. The Company may, in its sole discretion, choose to accelerate the vesting of the Restricted Stock upon termination of the Employee’s employment or otherwise.

3. RIGHTS DURING RESTRICTED PERIOD. During the Restricted Period, the Employee shall have the right to vote the Restricted Stock and to receive cash dividends, stock dividends and other distributions made with respect to the Restricted Stock; however, all such cash dividends, stock dividends and other distributions shall be forfeitable and subject to the same restrictions as exist regarding the original shares of Restricted Stock. The Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period, except by will or the laws of descent and distribution.

4. CUSTODY. The Restricted Stock may be credited to the Employee in book entry form and held, along with any stock dividends relating thereto, in custody by the Company or an agent for the Company until the applicable restrictions have expired. If any certificates are issued for shares of Restricted Stock or any such stock dividends during the Restricted Period, such certificates shall bear an appropriate legend as determined by the Company referring to the applicable terms, conditions and restrictions and the Employee shall deliver a signed, blank stock power to the Company relating thereto.

5. TAX WITHHOLDING. The Employee may satisfy any tax withholding obligations arising with respect to the Restricted Stock in whole or in part by tendering a check to the Company for any required amount, by election to have a portion of the shares withheld to defray all or a portion of any applicable taxes, or by election to have the Company or its subsidiaries withhold the required amounts from other compensation payable to the Employee.

6. IMPACT ON OTHER BENEFITS. The value of the Restricted Stock awarded hereunder, either on the Award Date or at the time such shares become vested, shall not be includable as compensation or earnings for purposes of any other benefit plan or program offered by the Company or its subsidiaries.

IN WITNESS WHEREOF, this Restricted Stock Award Agreement is executed by the parties as of the date set forth above.

BRIGGS & STRATTON CORPORATION

By:
J. S. Shiely
Chairman, President and Chief Executive Officer

Employee:

SCHEDULE A

Definition of Change in Control

For purposes of the Restricted Stock Award Agreement, a “change in control” is defined to include the following:

(1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a change in control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction described in clauses (i), (ii) and (iii) of paragraph (3) below; or

(2) Individuals who, as of December 1, 1989, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to December 1, 1989 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3) Approval by the shareholders of the Company and the subsequent consummation of a reorganization, merger or consolidation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4) Approval by the shareholders of the Company and the subsequent comsummation of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (C) at least a majority of the members of the Board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.